UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 820-1400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 6, 2009, the Board of Directors of Tollgrade Communications, Inc. (the “Company”) approved, at the recommendation of the Compensation Committee, the amendment and restatement of the Company’s 2006 Long-Term Incentive Compensation Plan (the “Plan”) to modify the definition of “Change in Control” as such term is used in the Plan. Under the Plan, a Change in Control is deemed to have occurred upon the satisfaction of specified conditions. The original definition appearing in the Plan included among the conditions which would trigger a Change in Control the approval by stockholders of any of certain events. As amended and restated, the definition was modified to provide that a Change in Control would be deemed to have occurred upon the actual consummation of such events, rather than upon stockholder approval of such events.
A copy of the 2006 Long-Term Incentive Compensation Plan, as amended and restated on May 6, 2009, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
The following exhibit is filed herewith.

Exhibit
Number	Description
10.1	Tollgrade Communications, Inc. 2006 Long-Term Incentive Compensation Plan (as amended and restated on May 6, 2009), filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: May 12, 2009	By:	/s/Sara M. Antol
Sara M. Antol
Secretary and General Counsel